Exhibit 10.21

COGNOS INCORPORATED
2002-2005 RESTRICTED SHARE UNIT PLAN
(Adopted by the Cognos Board of Directors on September 25, 2002)

1.     PURPOSE

The purpose of this 2002-2005 Restricted Share Unit Plan (the “Plan”) of Cognos Incorporated (the “Corporation”) and any present or future wholly owned subsidiary of the Corporation wherever located (each a “Subsidiary”) is to provide grants (each an “Award”) of Restricted Share Units (as defined below) to officers, directors and employees of the Corporation and its Subsidiaries. Any person to whom an Award has been granted under this plan is called a “Participant”. A “Restricted Share Unit” means a right to receive, on the basis set out in the Plan, one (1) common share in the capital stock of the Corporation (a “Common Share”).

For greater certainty, the Plan together with any trust established pursuant hereto shall be constituted as an “employee benefit plan” for the purposes of the Income Tax Act (Canada) (the “Tax Act”). No provision of the Plan shall be applied, interpreted or administered in a manner contrary to the requirements of the Tax Act for qualification of the Plan as such. For greater certainty, the grant of an Award represents a contingent entitlement of the Participant to whom it has been granted and the exchange of a Restricted Share Unit which is the subject of an Award for a Common Share shall be the payment of such share out of or under an employee benefit plan.

2.     ADMINISTRATION OF THE PLAN

A.     The Plan shall be administered by the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”).

B.     Subject to the terms of the Plan, the Committee shall have the authority to (a) determine the Participants of the Corporation and any Subsidiary (from among the class of individuals eligible under paragraph 1) to whom Awards may be granted; (b) determine the time or times at which Awards may be granted; (c) determine the limitations, restrictions, and conditions of any grant of Awards; (d) determine the time or times when each Restricted Share Unit which is the subject of an Award shall become exchangeable or exercisable for a Common Share and the duration of the exchange or exercise period; (e) interpret the Plan and prescribe and rescind rules and regulations relating to it; and (f) select on or more trustees (each a “Trustee” and collectively the “Trustees”) and establish one or more agreements between the Corporation and each Trustee (each a “Trust Agreement”) to provide for the purchase of Common Shares on the open market for exchange or exercise under the Plan and the administration of the policies and procedures governing such purchases. The interpretation and construction by the Committee of any provisions of the Plan or of any Awards granted under it is final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may consider appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

C.     The date of grant of an Award under the Plan will be the date specified by the Committee at the time it grants the Award. If no date is specified, the date will be the date of the grant.

D.     Awards may be granted to members of the Board, including members of the Committee. All grants of Awards to members of the Board shall be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (a) are eligible to receive grants of Awards pursuant to the Plan or (b) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which such action is taken with respect to the granting of Awards to such member.

3.     AWARDS

Subject to the requirements in this Plan, the Committee shall determine the number of Restricted Share Units which are granted pursuant to an Award and the terms and conditions of each Award. After the expiration and/or satisfaction of the applicable restrictions and conditions set forth in an Award Agreement (as defined below), a

Participant may elect to exchange each Restricted Share Unit for one (1) Common Share. The delivery to the Participant of such Common Share shall be subject to (i) such trading restrictions as may be imposed by the Corporation from time to time and (ii) the delivery of such evidence as the Corporation’s registrar and transfer agent may reasonably require confirming the eligibility of such Participant to own Common Shares under the ownership constraints applicable to shareholders of the Corporation.

4.     STOCK

A.     All stock delivered to the Participants under the Plan shall be authorized, issued and outstanding Common Shares, which shall be purchased by the Trustees. The aggregate number of Common Shares which may be purchased by the Trustees is 2,000,000, subject to adjustment as provided in paragraph 8 below. The Corporation shall provide the Trustees with the funds necessary to purchase the Common Shares. The obligations of (i) the Trustees regarding the purchase and delivery of Common Shares and (ii) the Corporation regarding the delivery to the Trustees of such funds, shall in each case be more fully set forth in one or more Trust Agreements. All dividends paid on Common Shares which are held by the Trustees shall be retained by the Trustees and shall be distributed to the Participant at the time the Common Shares on which the dividends were declared are distributed to the Participant.

B.     The aggregate number of shares subject to Awards granted in the first three years of the Plan to Participants who are, at the time of grant, directors or officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) of the Corporation shall not exceed 50% of the aggregate number of shares subject to Awards granted to all Participants during such period; and the aggregate number of shares subject to Awards granted in each successive year to Participants who are, at the time of grant, directors or officers of the Corporation shall not exceed 50% of the aggregate number of shares subject to Awards granted to all Participants during such year.

5.     TERM & EFFECTIVE DATE

This Plan was adopted by the Board on September 25, 2002. The Plan shall expire on September 30, 2005 (except as to Awards outstanding on that date).

6.     DURATION OF AWARD

Subject to the terms of the Plan, each Award shall expire on the date specified by the Committee.

7.     TERMS AND CONDITIONS OF AWARDS

A.     The term of each Award shall be set out in an Award agreement (each, an “Award Agreement”) which may contain such restrictions, conditions and other provisions as the Committee deems advisable. The Committee may provide for the acceleration of any restrictions, either in the initial Award agreement or otherwise in writing, upon the satisfaction of Performance Targets to be to be achieved after the date of grant. “Performance Target” means those targets that may be established by the Committee from time to time that relate to corporate, group, unit or individual performance and are established in terms, measures or standards determined by the Committee. Whether any particular Performance Target has been achieved by a Participant in any given period shall be determined in good faith by the Committee in its sole discretion

B.     The Committee may from time to time confer authority and responsibility on one or more of its members or one or more officers of the Corporation to execute and deliver Award agreements. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such Award agreements.

8.     ADJUSTMENTS

Upon the happening of any of the following described events, a Participant’s rights with respect to Restricted Share Units granted hereunder shall be adjusted as follows:

A.     If there is any subdivision or subdivisions of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of a right to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable upon the exchange or exercise of a Restricted Share Unit shall be increased proportionately.

B.     If there is any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exchange or exercise of a Restricted Share Unit shall be decreased proportionately.

C.     If there is any reclassification of the Common Shares at any time, a Participant shall accept, at the time of acquisition of shares pursuant to the exchange of a Restricted Share Unit, in lieu of the number of Common Shares in respect of which the Restricted Share Unit is being exchanged, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Restricted Share Unit been exchanged before such reclassification or reclassifications.

D.     If the Corporation is to be amalgamated or consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation’s assets or otherwise, in each case as determined by the Board (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Corporation under the Plan (the “Successor Board”), shall, as to outstanding Awards, make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Awards, the Committee or Successor Board may, upon written notice to participants: (i) provide that all Awards must be exchanged or exercised, to the extent then exchangeable or exercisable, within a specified number of days of the date of such notice, at the end of which period the Awards and the underlying Restricted Share Units shall terminate; or (ii) terminate all Awards in exchange for a cash payment equal to the fair market value of the shares underlying such Restricted Share Units (to the extent then exchangeable or exercisable) taking into account any exercise price.

E.     If there is any proposed winding up, dissolution or liquidation of the Corporation, each Restricted Share Unit will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F.     Except as expressly provided herein, no issuance by the Corporation of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the Restricted Share Units. No adjustments to the Restricted Share Units shall be made for dividends paid in cash or in property other than securities of the Corporation.

G.     No fractional shares shall be delivered pursuant to an exchange or exercise under the Plan. A Participant will receive cash in lieu of fractional shares.

9.     REGULATION

A.     Each Restricted Share Unit shall be subject to the requirement that, if at any time the Committee or counsel for the Corporation shall determine, in its reasonable discretion, that the listing, registration or qualification of the Restricted Share Unit or shares thereunder upon any stock exchange, inter-dealer quotation system or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Restricted Share Unit or the delivery or acquisition of shares thereunder, no such Restricted Share Unit may be exchanged unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Corporation.

B.     Government regulations may impose reporting or other obligations on the Corporation with respect to the Plan. For example, the Corporation may be required to send tax information statements to employees and former employees that exchange Awards and the Corporation may be required to file tax information returns reporting the income received by Participants in connection with the Plan.

10.     TERM AND AMENDMENT OF THE PLAN

The Board may terminate or amend the Plan in any respect at any time, in accordance with applicable legislation and subject to regulatory approval, if required, except that the approval of shareholders is required if such approval is required by applicable law or the rules or policies of any stock exchange or inter-dealer quotation system on which the Common Shares are then listed. No action of the Committee, Board or shareholders shall adversely affect the rights of a Participant, without the consent of that Participant, under any Award previously granted to the Participant.

11.     WITHHOLDING OF ADDITIONAL INCOME TAXES

Upon the grant of an Award, the vesting or transfer of Restricted Share Units or Common Shares acquired on the exchange or exercise of a Restricted Share Unit, or the making of a distribution or other payment with respect to such Award or Common Shares, the Corporation may withhold taxes required by law. The Committee in its discretion may condition (a) the grant of an Award or exchange or exercise of a Restricted Share Unit or (b) the vesting of an Award or Common Shares acquired by exchanging or exercising a Restricted Share Unit, on the Participant’s making satisfactory arrangement for withholding.

12.     MISCELLANEOUS

A.     Participation in the Plan is voluntary and is not a condition of employment. No employee of the Corporation shall have any claim or right to be granted Awards pursuant to the Plan.

B.     None of the Corporation, any Subsidiary or the Trustees (which for the purposes of this section includes their respective directors, officers and employees) shall have any liability for: (i) the income or other tax consequences to participants arising from participation in the Plan; (ii) any change in the value of the Common Shares; or (iii) any delays or errors in the administration of the Plan, except where such person has acted with willful misconduct. Participants should consult their own tax and business advisors as none of the Corporation, any Subsidiary or the Trustees is providing any such advice to any Participant.

13.     GOVERNING LAW

The validity and construction of the Plan and Award agreements shall be governed by the laws of the Province of Ontario, Canada.

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